UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

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ARDEN INVESTMENT SERIES TRUST
(Name of Registrant as Specified in Its Charter)

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ARDEN INVESTMENT SERIES TRUST
Arden Alternative Strategies Fund
Arden Alternative Strategies II
375 Park Avenue, 32nd Floor
New York, NY 10152

INFORMATION STATEMENT

NOTICE REGARDING SUB-ADVISERS

An Important Notice Regarding the Internet Availability of this Information Statement is being mailed on or about June 3, 2014 to shareholders of record as of June 3, 2014.  This Information Statement is being provided to the shareholders of Arden Alternative Strategies Fund (“AASF”) and Arden Alternative Strategies II (“AAS II,” together with AASF, the “Funds”), each a series of Arden Investment Series Trust (the “Trust”), in lieu of a proxy statement, pursuant to the terms of an exemptive order (the “Manager of Managers Order”) that the Funds received from the Securities and Exchange Commission (the “SEC”).  The Manager of Managers Order permits Arden Asset Management LLC (“Arden” or the “Adviser”), subject to certain conditions such as approval of each Fund’s Board of Trustees (the “Board”), and without approval by shareholders, to retain an unaffiliated sub-adviser (or sub-advisers) that Arden believes is (are) best suited to achieve the Funds’ investment objectives.

This Information Statement Is For Informational Purposes Only And No Action Is Requested On Your Part.  We Are Not Asking You For A Proxy And You Are Requested Not To Send Us A Proxy.

THE FUNDS AND THEIR ADVISORY AGREEMENTS

Arden, located at 375 Park Avenue, 32nd Floor, New York, NY 10152, serves as the investment adviser to AASF and AAS II pursuant to investment advisory agreements (collectively, the “Advisory Agreement”) dated October 25, 2012 and June 26, 2013, respectively.  The Funds have retained the Adviser to manage all aspects of the investments of the Funds (including oversight of each of the Fund’s sub-advisers).  Sub-advisers are generally chosen on the basis of some or all of the following selection criteria established by Arden:  an analysis of the sub-adviser's performance during various time periods and market cycles, the sub-adviser's reputation, experience, training and investment philosophy, process and policies, the sub-adviser's operational strength and resources, whether the sub-adviser has an identifiable track record and/or the degree to which the sub-adviser has a personal investment in the investment program.  As compensation for its services, Arden receives an advisory fee from each Fund and, from this advisory fee, Arden pays each sub-adviser a sub-advisory fee.

Pursuant to each sub-advisory agreement, the sub-adviser is delegated responsibility for a Fund’s day-to-day management for the assets of the Fund allocated to such sub-adviser (“Allocated Portion”).  Each sub-advisory agreement provides in substance that the sub-advisers will make and implement investment decisions for its Allocated Portion in its discretion and will continuously develop an investment program for the Allocated Portion.  The sub-advisory agreements permit each sub-adviser to effect securities transactions on behalf of a Fund through associated persons of the sub-adviser.  The sub-advisory agreements also specifically permit the sub-advisers to compensate, through higher commissions, brokers and dealers who provide investment research and analysis to a Fund, although the sub-advisers have no current plans to pay a material amount of such compensation.

THE NEW SUB-ADVISORY AGREEMENTS

At a meeting of the Board of Trustees on March 6, 2014 (the “March Meeting”), the Board, including a majority of the Board members who are not interested persons of the Trust (the “Independent Trustees”), within the meaning of the Investment Company Act of 1940, as amended (“1940 Act”), approved, on behalf of the Funds, Arden’s recommendation to approve a sub-advisory agreement (“Whitebox Sub-Advisory Agreement”) with Whitebox Advisors LLC (“Whitebox”), which became effective on March 25, 2014.  At a meeting of the Board on May 23, 2014 (the “May Meeting,” together with the March Meeting, the “Meetings”), the Board, including a majority of the Independent Trustees, approved, on behalf of the Funds, Arden’s recommendation to approve a: (i) sub-advisory agreement (“River Canyon Sub-Advisory Agreement”) with River Canyon Fund Management LLC (“River Canyon”), which is expected to become effective on or about July 1, 2014; and (ii) sub-advisory agreement (“JPM Sub-Advisory Agreement,” together with the Whitebox Sub-Advisory Agreement and River Canyon Sub-Advisory Agreement, the “Sub-Advisory Agreements”) with J.P. Morgan Investment Management Inc. (“JPM,” together with Whitebox and River Canyon, the “Sub-Advisers”), which is expected to become effective on or about July 1, 2014.  Prior to the addition of the new Sub-Advisers, AASF had twelve sub-advisers and AAS II had eleven sub-advisers (collectively, the “Existing Sub-Advisers”).  Pursuant to the Whitebox Sub-Advisory Agreement, Whitebox manages its Allocated Portion using Relative Value – Equity (Market Neutral – Quantitative) investment strategies.  Pursuant to the River Canyon Sub-Advisory Agreement, River Canyon will manage its Allocated Portion using Event Driven – Credit investment strategies.  Pursuant to the JPM Sub-Advisory Agreement, JPM will manage its Allocated Portion using Equity Hedge (Long/Short) investment strategies.

Under the Advisory Agreement, each Fund pays Arden a fee as follows:

Net Assets (billions)                                                                                     Annual rate at each asset level
First $1.0 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1.85%
Next $1.0 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1.65%
Over $2.0 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1.50%

From the commencement of operations on November 27, 2012 through the fiscal year ended October 31, 2013, the total investment advisory fees paid by AASF to the Adviser totaled $15,566,387.  AAS II has not yet completed its first fiscal year of operations.

The table above represents the fee rate paid by the Funds to Arden, which will not change as a result of the Board’s approval of the Sub-Advisers.  Arden, in turn, pays Whitebox, River Canyon and JPM and the Existing Sub-Advisers a fee out of its own assets.  The Existing Sub-Advisers’ sub-advisory agreements and services provided pursuant to such agreements are unchanged as a result of the Board’s approval of the Sub-Advisers.

INFORMATION ABOUT WHITEBOX

Whitebox was founded in 2000.  As of March 31, 2014, Whitebox had approximately $3.7 billion in assets under management.  Whitebox’s principal offices are located at 3033 Excelsior Boulevard, Minneapolis, MN 55416.

The following table provides information on the principal executive officers and directors of Whitebox.

Name	Title/Responsibilities	Address
Andrew J. Redleaf	Chief Executive Officer	3033 Excelsior Boulevard, Minneapolis, MN 55416
Robert J. Vogel	Global Head of Fixed Income	3033 Excelsior Boulevard, Minneapolis, MN 55416
Mark M. Strefling	General Counsel and Chief Operating Officer	3033 Excelsior Boulevard, Minneapolis, MN 55416
Elissa R. Weddle	Associate General Counsel and Chief Compliance Officer	3033 Excelsior Boulevard, Minneapolis, MN 55416
Michael P. McCormick	Chief Financial Officer	3033 Excelsior Boulevard, Minneapolis, MN 55416
Brian J. Lofton	Chief Risk Officer	3033 Excelsior Boulevard, Minneapolis, MN 55416

INFORMATION ABOUT RIVER CANYON
River Canyon was founded in 2013.  As of March 31, 2014, River Canyon had approximately $6.4 million in assets under management.  River Canyon’s principal offices are located at 2000 Avenue of the Stars, 11th Floor, Los Angeles, CA 90067.

The following table provides information on the principal executive officers and directors of River Canyon.

Name	Title/Responsibilities	Address
Mitchell R. Julis	Managing Partner	2000 Avenue of the Stars, 11th Floor, Los Angeles, CA 90067
Joshua S. Friedman	Managing Partner	2000 Avenue of the Stars, 11th Floor, Los Angeles, CA 90067
John P. Plaga	Chief Financial Officer	2000 Avenue of the Stars, 11th Floor, Los Angeles, CA 90067
Douglas A. Anderson	Chief Compliance Officer	2000 Avenue of the Stars, 11th Floor, Los Angeles, CA 90067
Jonathan M. Kaplan	General Counsel	2000 Avenue of the Stars, 11th Floor, Los Angeles, CA 90067

INFORMATION ABOUT JPM

JPM was incorporated in 1984.  As of March 31, 2014, JPM had approximately $1.6 trillion in assets under management.  JPM is a wholly-owned subsidiary of JPMorgan Asset Management Holdings Inc., which is a wholly-owned subsidiary of JPMorgan Chase & Co. (JPMorgan Chase), a bank holding company.  JPM’s principal offices are located at 270 Park Avenue, New York, NY 10017.

The following table provides information on the executive officers and directors of JPM.

Name	Title/Responsibilities	Address
George C.W. Gatch	Director, Chairman and Managing Director	270 Park Avenue, New York, NY 10017
Lawrence M. Unrein	Director, Chief Investment Officer-Global Head of Private Equity and Managing Director	270 Park Avenue, New York, NY 10017
Martin R. Porter	Chief Investment Officer-Global Head of Equities & Balanced Group and Managing Director	270 Park Avenue, New York, NY 10017
Scott E. Richter	Secretary and Managing Director	270 Park Avenue, New York, NY 10017
Joseph K. Azelby	Director, Chief Investment Officer-Global Head of Real Estate and Managing Director	270 Park Avenue, New York, NY 10017
Paul A. Quinsee	Director and Managing Director	270 Park Avenue, New York, NY 10017
Joseph J. Bertini	Chief Compliance Officer and Managing Director	270 Park Avenue, New York, NY 10017
Robert L. Young	Director, Chief Operating Officer and Managing Director	270 Park Avenue, New York, NY 10017
Catherine A. Keating	Director, President, Chief Executive Officer and Managing Director	270 Park Avenue, New York, NY 10017

BOARD CONSIDERATIONS

At the Meetings, the Board, including all of the Independent Trustees, unanimously approved:  (i) the proposed Sub-Advisory Agreement between Whitebox and Arden for each Fund; (ii) the proposed Sub-Advisory Agreement between River Canyon and Arden for each Fund; and (iii) the proposed Sub-Advisory Agreement between JPM and Arden for each Fund.  The Board had discussions with each proposed Sub-Adviser.  The Board also had discussions with Arden and reviewed and considered various written materials and oral presentations in connection with the Sub-Advisers’ proposed services, including with respect to the nature, extent and quality of services, profitability and fees and expenses, investment performance and the code of ethics and compliance program of each Sub-Adviser.  Following an analysis and discussion of the factors identified below, the Board, including all of the Independent Trustees, approved each of the Sub-Advisory Agreements.

The Nature, Quality and Extent of Services to be Provided by the Sub-Advisers

The Independent Trustees recalled and reviewed the presentations of the Sub-Advisers provided to the Board regarding their proposed services to the Funds.  In connection with the sub-advisory services proposed to be provided to the Funds, the Independent Trustees discussed the resources proposed to be dedicated to the Funds by each of the Sub-Advisers, including each Sub-Adviser’s investment professional expertise and depth.  The Independent Trustees considered the Sub-Advisers’ ability to perform their obligations to the Funds and adhere to the Funds’ investment restrictions.  The Trustees observed the scope of services required to be performed under each proposed Sub-Advisory Agreement.  The Board also considered the Sub-Advisers’ representations regarding the adequacy of their financial condition and their financial wherewithal to provide quality services to the Funds.  The Trustees also considered the compliance diligence conducted on each Sub-Adviser and the Trust Chief Compliance Officer’s representations in this regard.  The Independent Trustees found it was reasonable to expect that the Funds will receive the services required from the Sub-Advisers under each Sub-Advisory Agreement and expressed satisfaction with the nature, extent and quality of services proposed to be provided.

Investment Performance of the Sub-Advisers

The Board noted that a review of investment performance is a key factor in evaluating the nature, extent and quality of services provided under investment advisory arrangements.  The Board reviewed the Sub-Advisers’ investment performance.  At the March Meeting, the Board noted that Whitebox had been managing 1940 Act products since 2012 and had delivered strong performance results for its other accounts managed using similar strategies to that to be employed by the Funds.  At the May Meeting, the Board noted that River Canyon had delivered solid performance results (over the one-, three-, five- and ten-year periods) for another fund it manages using a similar strategy to that proposed for the Funds.  At the May Meeting, the Board also noted that JPM had indicated that it does not manage any other accounts or products with a substantially similar investment strategy to that proposed for the Funds.  Accordingly, the Board took into account the relatively strong long-term performance of a fund managed by the same investment team that employs investment strategies with elements similar to those proposed to be utilized for the Funds.

Based on the foregoing, and based on other information received (both oral and written) and other considerations, the Board concluded that the Sub-Advisers were each in a position to provide a high quality and level of service to each Fund.

Cost of the Services Provided and Profits Realized by the Sub-Advisers from their Relationships with the Funds

The Independent Trustees reviewed the proposed cost of services to be provided by the Sub-Advisers and the proposed fees to be paid under each Sub-Advisory Agreement, which would not be paid by the Fund.  It was noted that the fees to be paid under the Sub-Advisory Agreements would not be paid by the Funds, but rather by the Adviser.  Because each Sub-Advisory Agreement was negotiated at arms-length by the Adviser, which is responsible for payments to the Sub-Advisers thereunder, the Independent Trustees did not consider the profitability to the Sub-Advisers from their relationship with the Funds.  The Trustees considered that the proposed sub-advisory fees were within the range of those paid to the Existing Sub-Advisers.  The Trustees also reviewed the other accounts managed by the Sub-Advisers, as applicable.  After reviewing these and related factors, the Independent Trustees concluded, within the context of their overall conclusions, that the proposed fees under each Sub-Advisory Agreement were fair and reasonable in light of the services proposed to be provided to the Funds.

The Extent to Which Economies of Scale Would be Realized as the Funds Grow and Whether Fee Levels Would Reflect Such Economies of Scale

The Independent Trustees noted that economies of scale may be realized when a Fund's assets were to increase significantly.  They observed that breakpoints were in place to allow for the realization of economies of scale as Fund assets exceed $1.0 billion.  It was observed that while the Sub-Advisory Agreements did not currently provide for breakpoints therein, the Adviser indicated that it could seek to negotiate breakpoints if a Sub-Adviser’s Allocated Portion were to exceed $100 million.  The Independent Trustees agreed to revisit the economies of scale discussion as assets in the Funds rise materially.

Based on all of the foregoing, including all of the information received and presented, the Board, including all of the Independent Trustees, concluded that the proposed sub-advisory fees were fair and reasonable in light of the services proposed to be provided by the Sub-Advisers.  In reaching this conclusion, no single factor reviewed by the Independent Trustees was determinative.  At the March Meeting, the Board, including all of the Independent Trustees, approved the Whitebox Sub-Advisory Agreement.  At the May Meeting, the Board, including all of the Independent Trustees, approved the River Canyon Sub-Advisory Agreement and JPM Sub-Advisory Agreement.

ADDITIONAL INFORMATION ABOUT THE FUNDS

Pursuant to an Administration and Accounting Services Agreement with the Trust, JPMorgan Chase Bank, N.A., located at One Beacon Street, Boston, Massachusetts 02108, serves as the administrator of each Fund.

Arden Securities LLC, located at Three Canal Plaza, Portland, Maine 04101, serves as the principal underwriter and exclusive agent for distribution of each Fund's shares pursuant to a Distribution Agreement.

Pursuant to a Transfer Agent Agreement with the Trust, U.S. Bancorp Fund Services, LLC acts as each Fund's transfer and disbursing agent.  The Transfer Agent is located at 615 East Michigan Street, Milwaukee, Wisconsin 53202.

FINANCIAL INFORMATION

You can obtain a free copy of the annual and semi-annual reports, when available, by writing to a Fund, c/o U.S. Bancorp Fund Services, LLC, P.O. Box 701, Milwaukee, WI 53201-0701 or by calling toll-free 1-866-773-7145.

OWNERSHIP OF THE FUNDS

As of May 1, 2014, the only persons or entities who owned of record, or who were known by AASF to own beneficially, 5% or more of the Fund’s outstanding shares was National Financial Services, LLC, a subsidiary of Fidelity Investments, which owned 99.94% (109,081,572.8420 shares) of the outstanding shares of AASF on behalf of its clients.

As of May 1, 2014, the only persons or entities who owned of record, or who were known by AAS II to own beneficially, 5% or more of AAS II’s outstanding Class I shares on behalf of their clients were:

NAME AND ADDRESS	PARENT	NUMBER OF SHARES OWNED	PERCENT OWNERSHIP
Societe Generale S.A. 17 Cours Valmy 92800 Puteaux France	N/A	4,000,000.0000	86.49%
SEI Private Trust Company One Freedom Valley Drive Oaks, PA 19456	SEI Investments Company	278,126.6350	6.01%

As of May 1, 2014, the only persons or entities who owned of record, or who were known by AAS II to own beneficially, 5% or more of AAS II’s outstanding Advisor Class shares on behalf of their clients were:

NAME AND ADDRESS	PARENT	NUMBER OF SHARES OWNED	PERCENT OWNERSHIP
National Financial Services, LLC 499 Washington Boulevard Jersey City, NJ 07310	Fidelity Investments	13,449.3120	49.98%
Charles Schwab & Co. Inc. 211 Main Street San Francisco, CA 94105	N/A	9,800.4680	36.42%
Morgan Stanley Smith Barney LLC Harborside Financial Center Plaza 2, 3rd Floor Jersey City, NJ 07311	Morgan Stanley	2,431.9070	9.04%

As of the date of this Information Statement, the Trustees and officers of the Funds as a group owned an aggregate of less than 1% of the outstanding shares of each of the Funds.

DELIVERY OF INFORMATION STATEMENT – HOUSEHOLDING

Only one copy of the Notice of Internet Availability of the Information Statement is being delivered to multiple shareholders who share an address unless a Fund has received contrary instructions from one or more of the shareholders.  A Fund will deliver, promptly upon oral or written request, a separate copy to a shareholder at a shared address to which a single copy was delivered.

Shareholders may notify a Fund that they wish to receive a separate copy, or wish to receive separate copies in the future, by calling 1-866‐773‐7145 or writing to the Fund, c/o U.S. Bancorp Fund Services, LLC, P.O. Box 701, Milwaukee, WI 53201‐0701.  Multiple shareholders sharing an address can request to receive a single copy in the future if they are currently receiving multiple copies by calling or writing as indicated above.

SHAREHOLDER PROPOSALS

The Funds are not required to hold regular meetings of shareholders each year. Meetings of shareholders are held from time to time and shareholder proposals intended to be presented at future meetings must be submitted in writing to a Fund in reasonable time prior to the solicitation of proxies for any such meetings.

ARDEN INVESTMENT SERIES TRUST
Arden Alternative Strategies Fund
Arden Alternative Strategies II
375 Park Avenue, 32nd Floor
New York, NY 10152

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF INFORMATION STATEMENT

June 3, 2014

As a shareholder of Arden Alternative Strategies Fund and Arden Alternative Strategies II (the “Funds”), each a series of Arden Investment Series Trust (the “Trust”), you are receiving this notice regarding the internet availability of an information statement (the “Information Statement”) relating to the hiring of three new sub-advisers for the Funds.  This notice presents only an overview of the more complete Information Statement that is available to you on the internet or, upon request, by mail.  We encourage you to access and review all of the important information contained in the Information Statement.  As described below, the Information Statement is for informational purposes only and, as a shareholder of a Fund, you need not take any action.

Summary of Information Statement

At a meeting of the Board of Trustees (the “Board”) of the Trust on March 6, 2014, the Board, including a majority of the Board members who are not interested persons of the Trust, within the meaning of the Investment Company Act of 1940, as amended (the “Independent Trustees”), approved, on behalf of the Funds, the recommendation of the Funds’ investment adviser, Arden Asset Management LLC (“Arden”), to approve a sub-advisory agreement with Whitebox Advisors LLC (“Whitebox”), which became effective on March 25, 2014.  At a meeting of the Board on May 23, 2014, the Board, including a majority of the Independent Trustees, approved, on behalf of the Funds, Arden’s recommendation to approve a: (i) sub-advisory agreement with River Canyon Fund Management LLC, which is expected to become effective on or about July 1, 2014; and (ii) sub-advisory agreement with J.P. Morgan Investment Management Inc., which is expected to become effective on or about July 1, 2014.

The Funds have received an exemptive order (the “Manager of Managers Order”) from the U.S. Securities and Exchange Commission (the “SEC”) that permits Arden, subject to certain conditions, to enter into a new sub-advisory agreement with an unaffiliated sub-adviser (or sub-advisers) or to change the terms of an existing sub-advisory agreement, provided that the new agreement or the changes to an existing agreement are approved by each Fund’s Board.  Approval by the Funds’ shareholders is not required, but the Manager of Managers Order requires that an Information Statement be made available to the Funds’ shareholders.

By sending you this, each Fund is notifying you that it is making the Information Statement available to you via the internet in lieu of mailing you a paper copy.  You may print and view the full Information Statement on the Funds’ website at www.ardenfunds.com (to ensure you are viewing the most current version of the website, please refresh your browser) and click on the link captioned “Information Statement” on the left side of your screen to download the Information Statement online.  Once you have downloaded the Information Statement, click on “File” and select the “Print” option to print to your printer.  The Information Statement will be available on the website until at least October 1, 2014.

You can obtain a free paper or e-mail copy of the Information Statement and each Fund’s annual and semi‐annual reports, when available, by calling toll-free 1‐866‐773‐7145, e-mailing investorrelations@ardenasset.com or visiting www.ardenfunds.com, which provides additional contact information.

If you want to receive a paper copy of the Information Statement, you must request one.